Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-145825 and No. 333-128625) on Form S-8 of Aerosonic Corporation of our report dated April 30, 2007, relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2007.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

May 15, 2008